                                                                 EXHIBIT m(3)(b)

Shareholder Service Agreement                                             Page 1





         [LOGO]                              FUND MANAGEMENT COMPANY
                                             SHAREHOLDER SERVICE AGREEMENT

                                             (BROKER-DEALERS AND BANKS)


                                                       _________________, 2001

         Fund Management Company
         11 Greenway Plaza, Suite 100
         Houston, Texas 77046-1173

         Gentlemen:

                  We desire to enter into an Agreement with Fund Management Company ("FMC") as agent on behalf of the funds listed on Schedules A and B hereto (the "Funds"), which may be amended by FMC from time to time, for the provision of continuing personal shareholder services to our clients who are shareholders of, and/or the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the Directors or Trustees of the applicable Fund, including a majority of the Directors or Trustees who are not "interested persons," as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of the Plan or the Agreement, in accordance with the requirements of Rule 12b-1. The terms and conditions of this Agreement will be as follows:

         1. We will provide continuing personal shareholder services and/or administrative support services to our customers who may from time to time beneficially own shares of the Funds, including but not limited to, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds, forwarding sales literature, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as FMC or the customer may reasonably request, and you will pay us a fee periodically. We represent that we will accept payment of fees hereunder only so long as: (A) we continue to provide the services described in this Paragraph 1; (B) the certifications and acknowledgments we have made in Paragraph 9 of this Agreement continue to be true; and (C) this Agreement has not otherwise been terminated pursuant to Paragraph 13 of this Agreement.

Shareholder Service Agreement                                             Page 2



         2. Shares of the Funds purchased by us on behalf of our clients may be registered in our name or the name of our nominee. The client will be the beneficial owner of the shares of the Funds purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to FMC in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from FMC by us on behalf of our clients. FMC on behalf of the Funds agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients.

         3. We agree to transfer to the Funds' custodian, in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by FMC. In the event that FMC fails to receive such federal funds on such date (other than through the fault of FMC or the Fund's custodian), we will indemnify the applicable Fund or FMC against any expense (including overdraft charges) incurred by the applicable Fund or FMC as a result of the failure to receive such federal funds.

         4. We agree to make available, upon FMC's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by FMC.

         5. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

         6. We acknowledge that if we use AIM LINK--Registered Trademark--, we are solely responsible for the registration of account information for FMC's and A I M Fund Services, Inc.'s ("AFS") subaccounting customers through AIM LINK--Registered Trademark--, and that neither FMC, AFS nor any Fund is responsible for the accuracy of such information; and we will indemnify and hold harmless FMC, AFS and the Funds for any claims or expenses resulting from the inaccuracy or inadequacy of such information.

         7. We will provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

         8. Neither we, nor any of our employees or agents, are authorized to make any representation to our clients concerning the Funds, except those contained in the then current prospectus of the applicable Fund, copies of which will be supplied to us by FMC; and we will have no authority to act as agent for any Fund. Neither a Fund nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients, and neither a Fund nor AIM will participate, directly or indirectly, in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

Shareholder Service Agreement                                             Page 3

         9. In consideration of the services and facilities described herein, we will receive a maximum annual service fee, payable monthly, as set forth on Schedule A or Schedule B, as applicable. In accepting payment of fees under this Agreement:

                  (Please mark one choice below and sign below that choice verifying your certification and acknowledgment)

                  _____ We certify that: (i) we are a broker registered under the Securities Exchange Act of 1934 (the "1934 Act"); with the Securities and Exchange Commission (the "SEC") or in the States in which we engage in activities pursuant to this Agreement; or (ii) we are a "bank" that is not required to register as a broker under the 1934 Act because we are acting in a trust or fiduciary capacity and we meet the attendant conditions to a bank not being deemed a "broker" when acting in a trust or fiduciary capacity; or (iii) we are not required to register as a broker under the 1934 Act and are eligible to receive the fees listed in Schedule A for performing the services described in this Agreement. Based on this certification, we acknowledge that we will be paid fees under this Agreement according to Schedule A.

                           -----------------------------------------------
                           (Signature)

                  OR

                  _____ We certify that we are not required to register with the SEC or any state as a broker, and we acknowledge that we shall be paid under this Agreement according to Schedule B.

                           -----------------------------------------------
                           (Signature)

                  We understand that this Agreement and the payment of fees under this Agreement has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees hereunder is subject to limitations imposed by the rules of the NASD. Service fees may be remitted to us net of any amounts due and payable to FMC, AFS or the Funds from us. We further understand and acknowledge that FMC makes no representations or warranties as to the permissibility, under federal securities laws or federal or state banking laws, of our receipt of any fees payable under this Agreement.

         10. FMC reserves the right, at its discretion and without notice, to suspend the sale of any Fund shares or withdraw the sale of shares of a Fund.

         11. If we are a broker-dealer registered with the SEC, we represent that we are a member in good standing of the NASD, and agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Our expulsion from the NASD will automatically terminate this agreement without notice. Our suspension from the NASD or a violation

Shareholder Service Agreement                                             Page 4


                  by us of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this agreement effective upon notice received by us from FMC.

         12. This Agreement, and Schedules A, B, or C hereto, may be amended at any time without our prior consent by FMC, by mailing a copy of an amendment to us at the address set forth below. Such amendment will become effective on the date set forth in such amendment unless we terminate this Agreement within thirty (30) days of our receipt of such amendment.

         13. This Agreement may be terminated at any time by FMC on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to FMC at its principal place of business, may terminate this Agreement. FMC may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. FMC's failure to terminate for any cause will not constitute a waiver of FMC's right to terminate at a later date for any such cause. This Agreement will terminate automatically in the event of its assignment. The term "assignment" for the purpose of this Agreement shall have the meaning defined in Section 2(a)(4) of the 1940 Act.

         14. All communications to FMC will be sent to P.O. Box 4333, Houston, Texas 77210-4333. Any notice to us will be duly given, if mailed, to us at the address shown on this Agreement, or if sent via fax, to the fax number shown on this Agreement.

         15. We agree that under this Agreement we will be acting as an independent contractor and not as FMC's employee or agent, nor as an employee or agent of the Funds, and we may not hold ourselves out to any other party as your agent with the authority to bind FMC or the Funds in any manner.

         16. We agree that this Agreement and the arrangement described herein are intended to be non-exclusive and that either of us may enter into similar agreements and arrangements with other parties.

         17. This Agreement and all rights and obligations of the parties hereunder will be governed by and construed under the laws of the State of Texas.

         18. This Agreement will become effective as of the date when it is executed and dated below by FMC.


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Shareholder Service Agreement                                             Page 5




                                -------------------------------------------
                                (Firm Name)


                                -------------------------------------------
                                (Address)


                                -------------------------------------------
                                City/State/Zip/County

                                BY:
                                   ----------------------------------------

                                Name:
                                     --------------------------------------

                                Title:
                                      -------------------------------------

                                Dated:
                                      -------------------------------------

                                Fax Number:
                                           --------------------------------

           ACCEPTED:

           FUND MANAGEMENT COMPANY

           BY:
              ---------------------------------

           Name:
                -------------------------------

           Title:
                 ------------------------------

           Dated:
                 ------------------------------

Shareholder Service Agreement                                             Page 6


                                   SCHEDULE A


          FUNDS                                                                                    FEE
          -----                                                                                    ---

         Short-Term Investments Co.

                  Prime Portfolio - Cash Management Class                                          .08%
                  Prime Portfolio - Personal Investment Class                                      .40%*
                  Prime Portfolio - Private Investment Class                                       .25%
                  Prime Portfolio - Reserve Class                                                  .80%*
                  Prime Portfolio - Resource Class                                                 .16%
                  Prime Portfolio - Sweep Class                                                    .25%
                  Liquid Assets Portfolio - Cash Management Class                                  .08%
                  Liquid Assets Portfolio - Personal Investment Class                              .40%*
                  Liquid Assets Portfolio - Private Investment Class                               .25%
                  Liquid Assets Portfolio - Reserve Class                                          .80%*
                  Liquid Assets Portfolio - Resource Class                                         .20%
                  Liquid Assets Portfolio - Sweep Class                                            .25%

         Short-Term Investments Trust

                  Treasury Portfolio - Cash Management Class                                       .08%
                  Treasury Portfolio - Personal Investment Class                                   .40%*
                  Treasury Portfolio - Private Investment Class                                    .25%
                  Treasury Portfolio - Reserve Class                                               .80%*
                  Treasury Portfolio - Resource Class                                              .16%
                  Treasury Portfolio - Sweep Class                                                 .25%
                  Government TaxAdvantage Portfolio - Cash Management Class                        .08%
                  Government TaxAdvantage Portfolio - Personal Investment Class                    .40%*
                  Government TaxAdvantage Portfolio - Private Investment Class                     .25%
                  Government TaxAdvantage Portfolio - Reserve Class                                .80%*
                  Government TaxAdvantage Portfolio - Resource Class                               .16%
                  Government TaxAdvantage Portfolio - Sweep Class                                  .25%
                  Government & Agency Portfolio - Cash Management Class                            .08%
                  Government & Agency Portfolio - Personal Investment Class                        .40%*
                  Government & Agency Portfolio - Private Investment Class                         .25%
                  Government & Agency Portfolio - Reserve Class                                    .80%*
                  Government & Agency Portfolio - Resource Class                                   .16%
                  Government & Agency Portfolio - Sweep Class                                      .25%



* Fees in excess of .25% are asset-based sales charges.


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Shareholder Service Agreement                                             Page 7

          FUNDS                                                                                    FEE
          -----                                                                                    ---

         Tax-Free Investments Co.

                  Cash Reserve Portfolio - Cash Management Class                                   .08%
                  Cash Reserve Portfolio - Personal Investment Class                               .40%*
                  Cash Reserve Portfolio - Private Investment Class                                .25%
                  Cash Reserve Portfolio - Reserve Class                                           .80%*
                  Cash Reserve Portfolio - Resource Class                                          .16%
                  Cash Reserve Portfolio - Sweep Class                                             .25%







* Fees in excess of .25% are asset-based sales charges.

Shareholder Service Agreement                                             Page 8


                                   SCHEDULE B


          FUNDS                                                                                    FEE
          -----                                                                                    ---

         Short-Term Investments Co.

                  Prime Portfolio - Cash Management Class                                          .08%
                  Prime Portfolio - Resource Class                                                 .16%
                  Prime Portfolio - Sweep Class                                                    .25%
                  Liquid Assets Portfolio - Cash Management Class                                  .08%
                  Liquid Assets Portfolio - Resource Class                                         .20%
                  Liquid Assets Portfolio - Sweep Class                                            .25%

         Short-Term Investments Trust

                  Treasury Portfolio - Cash Management Class                                       .08%
                  Treasury Portfolio - Resource Class                                              .16%
                  Treasure Portfolio - Sweep Class                                                 .25%
                  Government TaxAdvantage Portfolio - Cash Management Class                        .08%
                  Government TaxAdvantage Portfolio - Resource Class                               .16%
                  Government TaxAdvantage Portfolio - Sweep Class                                  .25%
                  Government & Agency Portfolio - Cash Management Class                            .08%
                  Government & Agency Portfolio - Resource Class                                   .16%
                  Government & Agency Portfolio - Sweep Class                                      .25%

         Tax-Free Investments Co.

                  Cash Reserve Portfolio - Cash Management Class                                   .08%
                  Cash Reserve Portfolio - Resource Class                                          .16%
                  Cash Reserve Portfolio - Sweep Class                                             .25%

Shareholder Service Agreement                                             Page 9


                                   SCHEDULE C
                      SUBACCOUNTING AND ADMINISTRATION FEES



                  We will be assessed a fee, payable monthly, in the amount of ____ basis points of our monthly average net assets managed by your affiliates. As described in the attached Shareholder Service Agreement, we understand that the amount of any service fees remitted to us will be net of any amounts due and payable to FMC, AFS or the Funds, including the ____ basis points of monthly average net assets related to subaccounting and administration services provided to us by AFS.